Exhibit 10(n)

                       EMPLOYMENT AND NONCOMPETE AGREEMENT


         THIS EMPLOYMENT AND NONCOMPETE AGREEMENT ("Agreement"), made and entered into as of the 28th day of January, 1997, by and between J. ROBERT
WREN, JR., an individual resident of Gastonia, North Carolina ("Employee") , and PCA INTERNATIONAL, INC., a North Carolina corporation with its principal executive offices located in Matthews, North Carolina (the "Company").

         IN CONSIDERATION of the promises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions stated herein, and in consideration of Employee's obligations and covenants, including without limitation, those obligations and covenants set forth in Section 9 hereof, the Company agrees to employ Employee on an active and full-time basis, and Employee accepts such employment, as an Executive Vice President, General Counsel and Assistant to the Chief Executive Officer, subject to the order, supervision and direction of the Chief Executive Officer of the Company (the "CEO") (the "CEO").

         2. DUTIES. Employee shall serve the Company as an Executive Vice President, General Counsel and Assistant to the Chief Executive Officer and shall devote his full business time, skill and best efforts to the business of the Company and faithfully perform such executive, administrative and supervisory duties as may be prescribed by the CEO. Employee shall act at all times in compliance, in all material respects, with all policies, rules and decisions adopted from time to time by the Board of Directors of which Employee shall have received written notice. The CEO shall deal with the Employee in good faith and shall not require that Employee be required to relocate his residence, travel to the extent that he must spend more nights away from home than are reasonably required to further the Company's business, or perform tasks which would be demeaning or degrading to, one in his position.

         3. TERM OF EMPLOYMENT. The term of Employee's employment by the Company hereunder shall commence as of the date hereof and shall continue for a period of three (3) years after such commencement date (the "Term of Employment").

         4. BASE COMPENSATION. The base annual compensation rate to be paid to Employee for the services to be rendered hereunder ("Base


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Rate") throughout the Term of Employment, except to the extent adjusted as provided below, shall be Two Hundred and Fifty Thousand Dollars ($250,000.00), payable in accordance with the Company's normal payroll practices, subject to applicable federal and state income and social security tax withholding requirements. Employee's Base Rate may be reviewed from time to time by the CEO and adjusted upward as Employee's performance, the performance of the Company and other pertinent factors warrant.

         5. TERMINATION WITHOUT CAUSE. (a) The Board of Directors or the CEO may terminate Employee's employment at any time, without cause. However, in the event of a termination during, at the end of or after the Term of Employment, other than a Termination for Cause, as hereinafter defined, the Company will pay in equal monthly installments the following severance:

         (i) if such termination occurs during the first 12 months hereof, the Base Rate for the balance of the term of this Employment Agreement;

         (ii) if such termination occurs after the first 12 months hereof, but prior to the end of the Term of Employment, 200% of the Base Rate. Such payments shall be made in accordance with the Company's normal payroll practices, subject to applicable federal and state income and social security tax withholding requirements.

         (b) Employee understands and agrees that this Agreement will not be renewed at the end of the Term of Employment. In the event the Company does not offer employment to Employee at the end of the Term of Employment or thereafter upon the same or better terms and conditions as set forth herein, such event shall be deemed a termination other than a Termination for Cause and Employee shall be paid in a lump sum within 10 days of such termination severance equal to the Base Rate.

         (c) Notwithstanding anything herein to the contrary, Employee may terminate this Employment Agreement at any time after the first 12 months hereof and receive the following severance:

         (i) if such termination occurs during the second 12 months hereof, 200% of the Base Rate payable in equal monthly installments;

         (ii) if such termination occurs during the third 12 months hereof, 100% of the Base Rate payable in equal monthly installments; or

         (iii) if such termination occurs at any time after the first 36 months hereof, 100% of the Base Rate payable in equal monthly installments.

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         (d) The provisions of sub-paragraph (b) and (c)(iii), above, shall survive the end of the Term of Employment.

         (e) In the event any of the monthly payments due hereunder shall become more than three (3) months past due, Employee shall have the option to accelerate the remaining payments due hereunder so that they shall be due and payable in full.

         6.       TERMINATION FOR CAUSE.

                  (a) The Board of Directors or the CEO shall have the right at any time, without advance notice, to terminate Employee's employment for cause, as hereinafter defined ("Termination for Cause").

                  (b) Termination for Cause shall mean termination because of Employee's death, inability to perform his duties hereunder due to an insured disability, theft from the Company, embezzlement of the Company's funds, falsification of the Company's records, fraud committed against the Company, commission of a felonious criminal act involving the Company or while engaged in conduct of the Company's business, incompetence due to the use of or reporting to work under the influence of alcohol, narcotics, other unlawful drugs or controlled substances, legal incapacity, insanity, act or acts involving dishonesty or misconduct which have or may reasonably be expected to have a material adverse effect on the business or reputation of the Company, breach of fiduciary duty to the Company, willful and substantial failure to perform stated duties or lawful directives of the Board of Directors subject to the provisions of Section 2 hereof, the CEO or other officer of the Company designated by the CEO, or material breach of any provision of this Agreement, including without limitation voluntary termination of this Agreement during the first 12 months of this Employment Agreement.

                  (c) In the event of a Termination for Cause, Employee shall have no right thereafter to receive any compensation or other benefits from the Company, except for COBRA and rights under vested stock option grants.

                  (d) The provisions of Section 9 hereof shall continue to be binding on the parties hereto notwithstanding the termination without cause or Termination for Cause of Employee.

         7. FRINGE BENEFITS, BONUS AND TENURE. Employee shall be entitled to receive such fringe benefits, including vacation and employee benefit plans, if any, as are set forth on Exhibit A hereto. Employee shall have the right to fully participate in any bonus program to the same extent as that provided to other Executive Vice Presidents or other similarly situated executives. For all

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purposes related to Employee's tenure as an employee, his tenure at American
Studios, Inc. shall be added to his tenure at the Company.

         8. EXPENSES. The Company shall reimburse Employee for those expenses that are incurred by him in connection with the performance of his duties under this Agreement that are consistent with Company policies and practices, are reasonably related to the business of the Company and have been approved, generally or specifically, verbally or in writing, by the CEO.

         9.       NONCOMPETITION, SECRECY AND INVENTIONS.

                  (a) Employee specifically acknowledges and agrees that his employment with the Company will bring him in personal contact with accounts and customers of the Company, and will enable him to acquire valuable information as to the nature and character of the business of the Company and the requirements of the accounts and customers of the Company. Employee acknowledges and agrees that in the event he were to become employed by some other employer or enter the same or similar business as the Company on his own or in conjunction with others in competition with the Company, such personal contacts with the customers and accounts of the Company and the knowledge of such valuable information would give to Employee an unfair competitive advantage.

         Throughout the Term of Employment and for a period of two (2) years thereafter (Employee's Term of Employment and the two-year period thereafter, together, the "Term of the Covenants"), Employee shall not, directly or indirectly, as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, participate in or engage in the Lines of Business, as hereinafter defined; provided, however, that Employee may own up to one percent (1%) of the outstanding securities of any corporation which is engaged in the Lines of Business, so long as such securities are traded on a national securities exchange or are included in the National Association of Securities Dealers Quotation System. "Lines of Business" for purposes of this
Section 9 shall mean the provision of portrait photography services through itinerant or traveling operations or permanent studios or any other portrait photography service, the processing or developing of photographic film in connection with such provision and any other lines of business in which the Company may engage during the Term of Employment.

                  (b) In performing the covenants set forth in this Section 9 (all of the covenants of Employee set forth in this Section 9, together, the "Covenants Not to Compete"), Employee shall not, without limitation, during the Term of the Covenants engage in the Lines of Business with any of the following:

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                  1.       any client, account or customer of the Company, or
                           any subsidiary or affiliate of the Company, that has done business with the Company or such affiliate or subsidiary within two (2) years of the date of any alleged competitive act by Employee;

                  2. any client, account or customer of the Company, or any subsidiary or any affiliate of the Company, that has transacted any business with the Company within the twelve months preceding the date of this Agreement;

                  3.       Wal-Mart Stores, Inc. or any subsidiary thereof
                           ("Wal-Mart");

                  4. any affiliate of Wal-Mart, including without limitation Sam's Wholesale Club, HYPERMART*USA and Wal-Mart SuperCenters (a "Wal-Mart Affiliate");

                  5.       KMart Corporation or any subsidiary thereof
                           ("KMart");

                  6. any affiliate of KMart, including without limitation KMart SuperCenters (a "KMart Affiliate");

                  7.       PETsMART, Inc. or any subsidiary thereof
                           ("PETsMART");

                  8.       any affiliate of PETsMART (a "PETsMART Affiliate");

                  9. any current or prospective institutional customer ("Institutional Customer");

                  10.      CPI Corp.;

                  11.      Lifetouch National School Studios, Inc.;

                  12. any Wal-Mart store that does business with the Company during the Term of the Covenants;

                  13. any Wal-Mart Affiliate store that does business with the Company during the Term of the Covenants;

                  14. any Wal-Mart store with which the Company previously conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                  15. any Wal-Mart Affiliate store with which the Company previously conducted business but no longer

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                           conducts business or the Board of Directors
                           reasonably expects to do business during the Term of the Covenants;

                  16. any PETsMART store that does business with the Company during the Term of the Covenants;

                  17. any PETsMART Affiliate store that does business with the Company during the Term of the Covenants;

                  18. any PETsMART store with which the Company previously conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                  19. any PETsMART Affiliate store with which the Company previously conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                  20. any Institutional Customer with which the Company previously conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                  21. any KMart store that does business with the Company during the Term of the Covenants;

                  22. any KMart store that does business with the Company during the Term of the Covenants;

                  23. any KMart store with which the Company previously conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                  24. any KMart Affiliate store with which the Company previously conducted business but no longer conducts business or the Board of Directors reasonably expects to do business during the Term of the Covenants;

                  25.      Cifra, S.A. de C.V.;

                  26.      Aurrera, S.A. de C.V., a subsidiary of Cifra, S.A. de
                           C.V.;

                  27.      any other subsidiary of Cifra, S.A. de C.V.;

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                  28.      Olan Mills;

                  29.      Expressly Portraits;

                  30. any employee or former employee of the Company, whose employment with the Company terminated less than two
                           (2) years prior to Employee's association with such employee or former employee, within a ten-mile radius of any Wal-Mart store or any store in which the Company has engaged in the Lines of Business within six (6) months prior to Employee's engaging in the Lines of Business; or

                  31. any person or entity in the geographic areas listed in paragraph 10(c) hereinbelow.

                  (c) In performing the Covenants Not to Compete, Employee shall not, without limitation, during the Term of the Covenants engage in the Lines of Business in any of the following geographic areas:

                  1.       The United States of America;

                  2.       The State of Alabama;

                  3.       The State of Arizona;

                  4.       The State of Arkansas;

                  5.       The State of California;

                  6.       The State of Colorado;

                  7.       The State of Connecticut;

                  8.       The State of Delaware;

                  9.       The District of Columbia;

                  10.      The State of Florida;

                  11.      The State of Georgia;

                  12.      The State of Idaho

                  13.      The State of Illinois;

                  14.      The State of Indiana;

                  15.      The State of Iowa;

                  16.      The State of Kansas;

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                  17.      The State of Kentucky;

                  18.      The State of Louisiana;

                  19.      The State of Maine;

                  20.      The State of Maryland;

                  21.      The State of Massachusetts;

                  22.      The State of Michigan;

                  23.      The State of Minnesota;

                  24.      The State of Mississippi;

                  25.      The State of Missouri;

                  26.      The State of Montana

                  27.      The State of Nebraska;

                  28.      The State of Nevada

                  29.      The State of New Hampshire;

                  30.      The State of New Jersey;

                  31.      The State of New Mexico

                  32.      The State of New York;

                  33.      The State of North Carolina;

                  34.      The State of North Dakota;

                  35.      The State of Ohio;

                  36.      The State of Oklahoma;

                  37.      The State of Oregon;

                  38.      The State of Pennsylvania;

                  39.      The Commonwealth of Puerto Rico;

                  40.      The State of Rhode Island;

                  41.      The State of South Carolina;

                  42.      The State of South Dakota;

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                  43.      The State of Tennessee;

                  44.      The State of Texas;

                  45.      The State of Utah

                  46.      The State of Vermont;

                  47.      The State of Virginia;

                  48.      The State of Washington;

                  49.      The State of West Virginia;

                  50.      The State of Wisconsin;

                  51.      The State of Wyoming;

                  52.      Mexico;

                  53.      Canada;

                  54.      Puerto Rico;

                  55.      South America;

                  56.      Latin America;

                  57.      Asia;

                  58.      China; and

                  59. Counties in each State of the United States where the Company has customers.

                  (d) As applied to the categories of persons, firms and entities and geographic areas covered by the Covenants Not to Compete, the provisions of paragraphs 9(b) and 9(c), respectively, shall be completely severable and independent, and any invalidity or unenforceability thereof as applied to any of such persons, firms or entities or geographic areas shall not affect the validity or enforceability thereof as applied to any one or more of the other persons, firms or entities or geographic areas.

                  (e) Throughout the Term of the Covenants, Employee shall not directly or indirectly cause or attempt to cause any supplier or customer of the Company, or any of its subsidiaries or affiliates, or any governmental body or public agency, not to do business with the Company or such subsidiary or affiliate or to transfer all or part of its business from the Company, or such subsidiary or affiliate, or otherwise interfere or attempt to interfere with any business relationship between the Company, or

                                      -9-

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any of its subsidiaries or affiliates, and any of such suppliers, customers, government bodies or public agencies.

                  (f) Employee acknowledges that irreparable injury will result to the Company from any breach of the Covenants Not to Compete and there is no adequate remedy at law to redress a breach or threatened breach of the Covenants Not to Compete As a result of the foregoing, Employee agrees that the parties seeking to enforce any of such provisions shall be entitled to an injunction or other equitable relief against Employee to restrain him from such breach, and Employee waives any claim or defense that the Company has an adequate remedy at law for any such breach; provided, however, that nothing contained herein shall prohibit the Company, or any subsidiary or affiliate of the Company, from pursuing any other remedy it may have, including without limiting the generality of the foregoing the recovery of damages.

                  (g) If any court determines that any provision of this Section 9, or any part thereof, is invalid or unenforceable, the remainder of this
Section 9 shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any provision of this Section 9, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, the parties agree that such court shall have the power to reduce the duration or scope of such provision, as the case may be, and the parties agree to request the court to exercise such power, and, in its reduced form, such provision shall then be enforceable and shall be enforced. The provisions of this Section 9 shall survive the termination of this Agreement, for whatever reason.

                  (h) At all times, both during and after the termination of his employment, Employee shall keep and retain in confidence and shall not, without the prior written consent of the Company, disclose to any persons, firm or corporation or otherwise use for his own benefit or the benefit of another any of the proprietary, confidential or secret information or trade secrets of the Company. Further, Employee and the Company agree to keep confidential the terms and conditions of this Agreement except for such disclosure as may be required
(i) in the event of a breach of this Agreement, (ii) compulsion by law or court order, or (iii) as may be required by any applicable provision of law.

                  (i) In consideration of employment, and the compensation paid to Employee as an employee of the Company, Employee hereby recognizes as the exclusive property of, and assigns, transfers and conveys to, the Company without further consideration each invention, discovery or improvement (hereinafter collectively refer@ed to as "inventions") made, conceived, developed or first reduced to practice by Employee (whether alone or jointly with others) during the Term of Employment or within one (1) year thereafter which relates in any way to Employee's work at the

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Company or any of its subsidiaries or affiliates. Employee will communicate to the Company current written records of all such inventions, which records shall be and remain the property of the Company. Upon request by the Company, Employee will at any time execute documents assigning to the Company, or its designees, any such invention or any patent application or patent granted therefor, and will execute any papers relating thereto. Employee also will give all reasonable assistance to the Company, or its designee, regarding any litigation or controversy in connection with his inventions, patent applications, or patents, all expenses incident thereto to be assumed by the Company.

         (j) Notwithstanding anything herein to the contrary, any participation in or engagement in the Lines of Business by Interactive Solutions, Inc., a North Carolina corporation, or any successor thereto, or by Grant Holcomb, a resident of North Carolina, shall be a breech of this Section 9 by Employee.

         10. GOVERNING LAW. This Agreement shall be construed and governed under the laws of the State of North Carolina.

         11. BINDING NATURE. Except as expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. The obligations and covenants of Employee are personal in nature and, as such, are not assignable by him.

         12. ENTIRE AGREEMENT; PRIOR ORAL AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties with respect to the matters set forth herein and supersedes all prior written and prior or contemporaneous oral agreements or understandings of the parties hereto. This Agreement confirms and sets forth the prior oral agreement of the parties as to the terms and conditions of Employee's employment by the Company stated herein, including without limitation, the obligations and covenants of Employee set forth in
Section 9 hereof, and Employee's agreement to enter into a written employment agreement with the Company, as of the date his employment by the Company commenced, stating such terms and conditions. This Agreement may be changed or amended only by an agreement in writing signed by both parties hereto.

         13. SEVERABILITY, INVALIDITY OR UNENFORCEABILITY. The severability, invalidity or unenforceability of any paragraph or part of any paragraph herein shall not in any way affect the validity or enforceability of any other paragraph or any part of any other paragraph.

         14. PRIOR AGREEMENTS AND COVENANTS OF EMPLOYEE. Employee hereby warrants and represents that he is not a party to any agreement or binding obligation, oral or written, that would prevent his employment by the Company, and Employee's execution of this

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Agreement and his fulfillment of his duties and obligations hereunder do not and will not violate the provisions of any agreement, contract, loan document or other binding written or oral obligation.

         15. NOTICES. Any notice, offer, acceptance or other document required or permitted to be given pursuant to any provisions of this Agreement shall be in writing, signed by or on behalf of the person giving the same, and (as elected by the person giving such notice) delivered by hand or mailed to the parties at the following addresses by registered or certified mail, postage prepaid, return receipt requested, or by a third party company or governmental entity providing delivery services in the ordinary course of business, which guarantees delivery on a specified date:

         If to Employee:            J. Robert Wren, Jr.
                                    3644 Brentwood Drive
                                    Gastonia, NC 28056

         If to the Company:         PCA International, Inc.
                                    815 Matthews-Mint Hill Road
                                    Matthews, North Carolina 28105
                                    Attention:  John Grosso

         With copies to:            Thomas B. Henson
                                    ROBINSON, BRADSHAW & HINSON, P.A.
                                    One Independence Center
                                    101 North Tryon Street, Suite 1900
                                    Charlotte, North Carolina  28246-1900
                                    (704) 377-2536

or to such other address as any party hereto may designate by complying with the provisions of this Section 15.

         Such notice shall be deemed given (i) as of the date of written acknowledgment by Employee or an officer of the Company if delivered by hand,
(ii) seventy-two (72) hours after deposit in United States mail if sent by registered or certified mail or (iii) on the delivery date guaranteed by the third party delivery service if sent by such service.

         Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall not affect the date upon which the notice is deemed to have been given pursuant hereto. Notwithstanding the foregoing, no notice of change of address shall be effective until the date of receipt hereof.

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         16. STOCK OPTION GRANT. Employee will be granted an option to purchase
150,000 shares of the Company's common stock on the date hereof, having an exercise price equal to 100% of the closing price at which a share of Common Stock trades on the date of the grant's Effective Date, all as defined in the PCA International, Inc. 1996 Omnibus Long-Term Compensation Plan (the "Plan"). Such option shall be treated as a nonqualified stock option for federal income tax purposes. Such option shall terminate on a date that is ten (10) years following the date of grant. Such options shall become exercisable on the earlier of (i) the termination of this Employment Agreement by Employee, (ii) the termination by the Company without Cause of this Employment Agreement or
(iii) in three (3) equal annual increments on each of the first, second, and third anniversaries of the date of grant. Upon the death of Employee during such 10-year period, the options granted hereunder shall be transferred to his estate or as directed by his will.

         IN WITNESS WHEREOF, J. Robert Wren, Jr. has set his hand and seal hereto and PCA International, Inc. has caused this Agreement to be executed and sealed in its name by its duly authorized officials as of the day and year first above written.

                                    EMPLOYEE:

                                    /s/ J. Robert Wren, Jr.
                                    ---------------------------(SEAL)
                                    J. ROBERT WREN, JR.

                                    COMPANY:

                                    PCA INTERNATIONAL, INC.

                                    By:      /s/ John Grosso
                                          -----------------------
                                             John Grosso
                                             President and CEO

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                                    EXHIBIT A

                                 FRINGE BENEFITS


         1. Employee shall be entitled to twenty (20) days paid vacation during the first year of employment and twenty (20) days paid vacation each year of employment thereafter. Vacation time is not cumulative.

         2. Employee shall be entitled to sick leave in accordance with the plans and procedures established by the Board of Directors.

         3. Employee shall be entitled to such life insurance and disability insurance or other disability benefits, if any, as are provided by the Company to its employees from time to time.

         4. Employee shall be entitled to receive benefits as are afforded to other Executive Vice Presidents or similarly situated executives.

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